                                                             Exhibit 28(ii)(f)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1993
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                     SAVINGS PLAN FOR SALARIED EMPLOYEES OF
                       AMERICAN OLEAN TILE COMPANY, INC.
                               1000 Cannon Avenue
                              Lansdale, PA  19446
                            (Full title of the Plan)








                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                      Page No.
                                                                      --------


Item 1.  Statements of Net Assets                                        4
         ------------------------

         September 30, 1993 and 1992


Item 2.  Statements of Changes in Plan Equity                            5-7
         ------------------------------------

            (a)  Year ended September 30, 1993
            (b)  Year ended September 30, 1992
            (c)  Year ended September 30, 1991



Notes to Financial Statements                                            8-11
- -----------------------------

Item 3.  Independent Auditors' Report                                    12
         ----------------------------

Exhibits
- --------

24.  Consent of Independent Auditors                                     14

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                       AMERICAN OLEAN TILE COMPANY, INC.
                                       SAVINGS PLAN FOR SALARIED EMPLOYEES



March 25, 1994                         By:     /s/ Michael J. Farley
                                          -------------------------------------
                                          Michael J. Farley
                                          Chairperson, Employee Benefits
                                            Administrative Authority for the
                                            American Olean Tile Company, Inc.,
                                            Savings Plan for Salaried Employees

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF AMERICAN OLEAN TILE COMPANY
                          Statements of Net Assets
                         September 30, 1993 and 1992

                                                                                           1993
                             -----------------------------------------------------------------------------------
                             Commingled    Specialized      Money      Fixed Income   Armstrong       "OTC"
                             Equity Fund   Equity Fund   Market Fund        Fund      Stock Fund   Portfolio Fd.
                             -----------   -----------   -----------   ------------   ----------   -------------
Assets:

Investments in master trust
at fair value (note 3)        $1,344,427    $2,250,245      $379,911    $10,423,771      $47,845        $175,265
                              ----------    ----------      --------    -----------      -------        --------

  Total assets                $1,344,427    $2,250,245      $379,911    $10,423,771      $47,845        $175,265
                              ----------    ----------      --------    -----------      -------        --------

Plan equity                   $1,344,427    $2,250,245      $379,911    $10,423,771      $47,845        $175,265
                              ==========    ==========      ========    ===========      =======        ========

                             ----------------------------------------------------------
                                Asset        Asset Mgr.        Loan
                             Manager Fund   Growth Fund   Portfolio Fund          Total
                             ------------   -----------   --------------          -----
Assets:

Investments in master trust
at fair value (note 3)                $80       $17,153         $423,830    $15,062,527
                                      ---       -------         --------    -----------

  Total assets                        $80       $17,153         $423,830    $15,062,527
                                      ---       -------         --------    -----------

Plan equity                           $80       $17,153         $423,830    $15,062,527
                                      ===       =======         ========    ===========

                                                                                           1992
                             -----------------------------------------------------------------------------------
                             Commingled    Specialized      Money      Fixed Income   Armstrong       "OTC"
                             Equity Fund   Equity Fund   Market Fund        Fund      Stock Fund   Portfolio Fd.
                             -----------   -----------   -----------   ------------   ----------   -------------
Assets:

Investments in master trust
at fair value (note 3)        $1,205,383   $ 1,397,522      $461,412    $10,144,449      $21,271             $--
                              ----------   -----------      --------    -----------      -------             ---

  Total assets                $1,205,383   $ 1,397,522      $461,412    $10,144,449      $21,271             $--
                              ----------   -----------      --------    -----------      -------             ---

Plan equity                   $1,205,383   $ 1,397,522      $461,412    $10,144,449      $21,271             $--
                              ==========   ===========      ========    ===========      =======             ===

                             ----------------------------------------------------------
                                Asset        Asset Mgr.        Loan
                             Manager Fund   Growth Fund   Portfolio Fund          Total
                             ------------   -----------   --------------          -----
Assets:

Investments in master trust
at fair value (note 3)                $--           $--         $275,100    $13,505,137
                                      ---           ---         --------    -----------

  Total assets                        $--           $--         $275,100    $13,505,137
                                      ---           ---         --------    -----------

Plan equity                           $--           $--         $275,100    $13,505,137
                                      ===           ===         ========    ===========

See accompanying notes to financial statements.

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                    OF AMERICAN OLEAN TILE COMPANY, INC.
                    Statements of Changes in Plan Equity
               Years Ended September 30, 1993, 1992, and 1991

                                                                                                1993
                                     -----------------------------------------------------------------------------------
                                     Commingled    Specialized      Money      Fixed Income    Armstrong      "OTC"
                                     Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fd.
                                     -----------   -----------   -----------   ------------   ----------   -------------
Plan equity at October 1, 1992        $1,205,383    $1,397,522     $ 461,412    $10,144,449      $21,271      $       --
                                      ----------    ----------     ---------    -----------      -------      ----------

Increases in plan equity:
  Contributions                          157,397       268,666        76,458        623,188       12,670          27,550
  Dividends                               39,894       194,534        12,385             --        1,054          13,252
  Interest                                 4,374         8,879         2,992        828,198           21             915

  Realized gain(loss) on
   investments (note 3)                   20,198           919            --             --          (52)            162
  Unrealized appreciation
   (depreciation) of investments          90,326       296,726            --             --       12,140          (3,087)
  Loan (advances) and
   repayments, net                       (26,357)      (18,752)      (25,237)       (71,144)         311           2,548
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                    1,478        76,216            --          8,930        2,576          11,638
                                         -------       -------        ------      ---------       ------          ------
                                         287,310       827,188        66,598      1,389,172       28,720          52,978
                                         -------       -------        ------      ---------       ------          ------

Decreases in plan equity:
  Benefits paid                         (114,149)     (124,922)      (72,439)      (924,027)      (1,051)         (7,670)
  Interfund transfers                    (34,117)      150,457       (75,660)      (185,823)      (1,095)        129,957
                                         -------       -------       -------       --------       ------         -------

                                        (148,266)       25,535      (148,099)    (1,109,850)      (2,146)        122,287
                                        --------        ------      --------     ----------       ------         -------

Plan equity at September 30, 1993     $1,344,427    $2,250,245     $ 379,911    $10,423,771      $47,845        $175,265
                                      ==========    ==========     =========    ===========      =======        ========

                                     ----------------------------------------------------------
                                         Asset       Asset Mgr.        Loan
                                     Manager Fund   Growth Fund   Portfolio Fund          Total
                                     ------------   -----------   --------------          -----
Plan equity at October 1, 1992                $--        $   --         $275,100    $13,505,137
                                              ---        ------         --------    -----------

Increases in plan equity:
  Contributions                                80           591               --      1,166,600
  Dividends                                    --            --               --        261,119
  Interest                                     --            46               --        845,425

  Realized gain(loss) on
   investments (note 3)                        --            --               --         21,227
  Unrealized appreciation
   (depreciation) of investments               --           164               --        369,269
  Loan (advances) and
   repayments, net                             --            71          138,560             --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                        --            --           10,170        111,008
                                               --            --           ------        -------

                                               80           872          148,730      2,801,648
                                               --           ---          -------      ---------

Decreases in plan equity:
  Benefits paid                                --            --               --     (1,244,258)
  Interfund transfers                          --        16,281               --             --
                                               --        ------               --     ----------

                                               --        16,281               --     (1,244,258)
                                               --        ------               --     ----------

Plan equity at September 30, 1993             $80       $17,153         $423,830    $15,062,527
                                              ===       =======         ========    ===========

See accompanying notes to financial statements.
                                                                     (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                                                              1992
                              ---------------------------------------------------------------------------------------------------
                              Commingled    Specialized      Money      Fixed Income   Armstrong         Loan
                              Equity Fund   Equity Fund   Market Fund       Fund       Stock Fund   Portfolio Fund          Total
                              -----------   -----------   -----------   ------------   ----------   --------------          -----
Plan equity at October 1,
 1991                           $897,517     $1,079,119      $437,425     $9,247,970          $--         $230,494    $11,892,525
                                --------     ----------      --------     ----------          ---         --------    -----------

Increases in plan equity:
  Contributions                  144,238        205,304        82,848        708,363        5,387               --      1,146,140
  Dividends                       39,528        160,851        17,977             --          436               --        218,792
  Interest                           780          8,144            --        851,354           --           42,349        902,627

  Realized gain (loss) on
   investments (note 3)            6,188           (319)           --             --           (3)              --          5,866
  Unrealized appreciation
   (depreciation) of
   investments                    60,139        (50,625)           --             --       (3,582)              --          5,932

  Transfers from (to) other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                           78,421         20,620        27,440         58,510       18,779            6,380        210,150
                                  ------         ------        ------         ------       ------            -----        -------
                                 329,294        343,975       128,265      1,618,227       21,017           48,729      2,489,507
                                 -------        -------       -------      ---------       ------           ------      ---------

Decreases in plan equity:
  Benefits paid                  (76,406)       (72,564)      (11,693)      (716,136)         (41)              --       (876,840)
  Fees                                --             --           (35)           (20)          --               --            (55)
  Interfund transfers             54,978         46,992       (92,550)        (5,592)         295           (4,123)            --
                                  ------         ------       -------         ------          ---           ------             --

                                 (21,428)       (25,572)     (104,278)      (721,748)         254           (4,123)      (876,895)
                                 -------        -------      --------       --------          ---           ------       --------

Plan equity at September      $1,205,383     $1,397,522     $ 461,412    $10,144,449      $21,271         $275,100    $13,505,137
 30, 1992                     ==========     ==========     =========    ===========      =======         ========    ===========

See accompanying notes to financial statements.
                                                                     (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                                                                      1991
                                             --------------------------------------------------------------------------------------
                                             Commingled    Specialized      Money      Fixed Income        Loan
                                             Equity Fund   Equity Fund   Market Fund       Fund       Portfolio Fund       Total
                                             -----------   -----------   -----------   ------------   --------------       -----
Plan equity at October 1, 1990                  $859,037      $691,650      $339,210     $8,211,379         $206,563    $10,307,839
                                                --------      --------      --------     ----------         --------    -----------

Increases in plan equity:
  Contributions                                  106,910        87,527        78,574        883,023               --      1,156,034
  Dividends                                       66,715         6,042            --             --               --         72,757
  Interest                                            65            63        26,733        807,835           25,720        860,416

  Unrealized appreciation (depreciation)
   of investments                                200,622       230,098            --             --               --        430,720
                                                 -------       -------            --             --               --        -------

                                                 374,312       323,730       105,307      1,690,858           25,720      2,519,927
                                                 -------       -------       -------      ---------           ------      ---------


Decreases in plan equity:
  Benefits paid                                 (113,710)      (73,137)      (40,429)      (660,526)          (6,061)      (893,863)
  Fees                                                --            --          (358)            --               --           (358)
  Realized gain (loss) on investments
   (note 3)                                      (42,262)        6,082            --             --               --        (36,180)
  Transfers from (to) other employee benefit
   plans of Armstrong World Industries, Inc.      (5,665)      (13,142)       (1,673)         7,114            8,526         (4,840)
  Interfund transfers                           (174,195)      143,936        35,368           (855)          (4,254)            --
                                                --------       -------        ------           ----           ------             --

                                                (335,832)       63,739        (7,092)      (654,267)          (1,789)      (935,241)
                                                --------        ------        ------       --------           ------       --------

Plan equity at September 30, 1991              $ 897,517    $1,079,119      $437,425     $9,247,970         $230,494    $11,892,525
                                               =========    ==========      ========     ==========         ========    ===========

See accompanying notes to financial statements.

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF AMERICAN OLEAN TILE COMPANY

                        Notes to Financial Statements

(1)  Summary of Significant Accounting Policies
     -------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          ---------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan is a defined contribution plan, the purpose of which is to provide a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees of American Olean Tile Company, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc. (Armstrong). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Participants may contribute to the Plan in each of the following methods:

     1. Up to 15%, but not less than 2%, of their compensation as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2.   Up to 10%, but not less than 2%, of their compensation.

     Until December 31, 1989, the Company made a matching contribution to the Plan in an amount equal to 50% of a participant's contribution, up to $400 per calendar year. Effective January 1, 1990, the matching Company contribution feature was discontinued.

     In the event of a withdrawal during employment of amounts attributable to before-tax contributions, a participant will not be permitted to resume making contributions until the first day of January, April, July, or October which follows twelve months from the date of the withdrawal.

     In the event of a withdrawal during employment of amounts attributable to after-tax contributions, a participant will not be permitted to resume making contributions until the first day of the following January, April, July, or October.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' and Company-matching contributions together with allocated dividends, interest, realized gains (losses) on investments, and unrealized appreciation (depreciation) of investments.

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF AMERICAN OLEAN TILE COMPANY

                 Notes to Financial Statements, (Continued)


     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to matching company contributions made through January 1, 1990, the date of discontinuance of the matching feature.

     Under the rules of the Plan, a participant may borrow up to 50% of his or her account other than amounts attributable to after-tax contributions or amounts invested in the Armstrong Stock Fund attributable to Company-matching contributions, subject to a $50,000 maximum, with the approval of the Plan Administrator. The amount of the loan is transferred to a loan portfolio fund pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Company in accordance with prevailing interest rates. Loan repayments are made by payroll deductions or in a manner agreed to by the participant and the Plan Administrator.

(3)  Investments in Master Trust
     ---------------------------

     Through the Plan year ended September 30, 1991, assets of the Plan were held in a Master Trust administered by Wachovia Bank and Trust Co., N.A., as Trustee. Effective October 1, 1991, the Company appointed the Fidelity Management Trust Co. as the new Trustee of the Plan. The investment options offered to Plan participants by Fidelity are comparable to those which were made available by Wachovia, except that the Plan permitted an investment option in Armstrong common stock effective October 1, 1991.

     Assets in the Master Trust, administered by Fidelity, are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. At September 30, 1993, Plan participants had funds invested in eight of the investment alternatives.

The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1993, there were 236 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1993, there were 290 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1993, there were 140 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1993, the interest rates ranged between 5.69% and 16.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1993, there were 569 active participants in this investment fund.

5. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1993, there was one active participant in this investment fund.

6. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1993, there were 7 active participants in this investment fund.

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF AMERICAN OLEAN TILE COMPANY

                 Notes to Financial Statements, (Continued)


7. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1993, there were no active participants in this investment fund.

8. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1993, there were 37 active participants in the investment fund.

9. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1993, there were 49 active participants in this investment fund. Common stock shares held by the fund at September 30, 1993 and 1992 were 1,149 and 718, respectively.

10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1993, there were 105 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1993 and 1992:

                               September 30, 1993          September 30, 1992
                               ------------------          ------------------
    Investment                 Cost    Fair Value          Cost    Fair Value
    ----------                 ----    ----------          ----    ----------
Commingled equity       $ 1,193,962   $ 1,344,427   $ 1,145,244   $ 1,205,383

Specialized equity        2,004,144     2,250,245     1,448,147     1,397,522

Money market                379,911       379,911       461,412       461,412

Fixed income             10,423,771    10,423,771    10,144,449    10,144,449

Armstrong stock              39,287        47,845        24,853        21,271

OTC portfolio               178,352       175,265            --            --

Asset manager                    80            80            --            --

Asset manager growth         16,989        17,153            --            --

Loan portfolio              423,830       423,830       275,100       275,100
                        -----------   -----------   -----------   -----------
                        $14,660,326   $15,062,527   $13,499,205   $13,505,137
                        ===========   ===========   ===========   ===========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1993, 1992, and 1991 are presented below:

                          Aggregate     Aggregate      Realized
                          ---------     ---------      --------
      1993                 Proceeds          Cost   Gain (Loss)
      ----                 --------          ----   -----------
Commingled equity          $233,149      $212,951      $ 20,198

Specialized equity          252,641       251,722           919

Armstrong stock               2,396         2,448           (52)

OTC portfolio                16,404        16,242           162
                           --------      --------      --------
                           $504,590      $483,363      $ 21,227
                           ========      ========      ========

                     SAVINGS PLAN FOR SALARIED EMPLOYEES
                       OF AMERICAN OLEAN TILE COMPANY
                 Notes to Financial Statements, (Continued)

                          Aggregate     Aggregate      Realized
                          ---------     ---------      --------
      1992                 Proceeds          Cost   Gain (Loss)
      ----                 --------          ----   -----------
Commingled equity          $ 93,842      $ 87,654      $  6,188

Specialized equity           77,944        78,263          (319)

Armstrong stock                  41            44            (3)
                           --------      --------      --------
                           $171,827      $165,961      $  5,866
                           ========      ========      ========
      1991
      ----
Commingled equity          $457,017      $499,279      $(42,262)

Specialized equity          223,206       217,124         6,082
                           --------      --------      --------
                           $680,223      $716,403      $(36,180)
                           ========      ========      ========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

(5)  Obligation for Benefits
     ------------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service has made a determination that the Plan has complied with the requirements of ERISA and, therefore, is qualified under the provisions of Section 401(a) of the Internal Revenue Code and is exempt from federal income tax.

Independent Auditors' Report



The Executive Committee
American Olean Tile Company, Inc.:


We have audited the accompanying statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Company, Inc. (the Plan) as of September 30, 1993 and 1992, and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of September 30, 1993 and 1992, and the changes in its plan equity for each of the years in the three-year period ended September 30, 1993, in conformity with generally accepted accounting principles

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
March 16, 1994

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                                                                  Exhibit No. 24

                        Consent of Independent Auditors
                        -------------------------------


The Executive Committee
American Olean Tile Company, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-60070 on Form S-8 of Armstrong World Industries, Inc. of our report dated
March 16, 1994 relating to the statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Copmany, Inc. as of September 30, 1993 and 1992 and the statement of related changes in plan equity for each of the years in the three-year period ended September 30, 1993, which report is included herein.

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
March 22, 1994

                                    - 14 -